                                                                     EXHIBIT 2.1


--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT


                                      among


                                 CONOPCO, INC.,


                        HELEN OF TROY LIMITED (Barbados),


                        HELEN OF TROY LIMITED (Bermuda),


                                       and


                         HELEN OF TROY TEXAS CORPORATION


                           Dated as of August 31, 2003

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
                                    ARTICLE I

                     Purchase and Sale of Transferred Assets

SECTION 1.01. Purchase and Sale.................................................1
SECTION 1.02. Transferred Assets and Excluded Assets............................2
SECTION 1.03. Consents to Certain Assignments...................................6
SECTION 1.04. Assumption of Liabilities.........................................7
SECTION 1.05. Excluded Patents and Technology License..........................10


                                   ARTICLE II

               Closing and Post-Closing Purchase Price Adjustment

SECTION 2.01. Closing..........................................................10
SECTION 2.02. Transactions To Be Effected at the Closing.......................11
SECTION 2.03. Post-Closing Purchase Price Adjustment...........................12


                                   ARTICLE III

                    Representations and Warranties of Seller

SECTION 3.01. Organization and Standing........................................15
SECTION 3.02. Authority; Execution and Delivery; Enforceability................15
SECTION 3.03. No Conflicts or Violations; No Consents or Approvals Required....16
SECTION 3.04. Financial Information............................................17
SECTION 3.05. Good and Valid Title.............................................18
SECTION 3.06. Intellectual Property............................................19
SECTION 3.07. Contracts........................................................20
SECTION 3.08. Permits..........................................................21
SECTION 3.09. Taxes............................................................22
SECTION 3.10. Proceedings......................................................23
SECTION 3.11. Absence of Changes or Events.....................................23
SECTION 3.12. Compliance with Applicable Laws..................................24
SECTION 3.13. Transferred Inventory............................................24
SECTION 3.14. Product Returns..................................................24
SECTION 3.15. No Knowledge of Misrepresentations or Omissions..................24

                                   ARTICLE IV

                   Representations and Warranties of Purchaser

SECTION 4.01. Organization and Standing........................................25
SECTION 4.02. Authority; Execution and Delivery; Enforceability................25
SECTION 4.03. No Conflicts or Violations; No Consents or Approvals Required....25
SECTION 4.04. Proceedings......................................................26
SECTION 4.05. Availability of Funds............................................26
SECTION 4.06. No Knowledge of Misrepresentations or Omissions..................27


                                    ARTICLE V

                                    Covenants

SECTION 5.01. Covenants Relating to Conduct of the Business....................27
SECTION 5.02. Access to Information............................................28
SECTION 5.03. Confidentiality..................................................28
SECTION 5.04. Best Efforts.....................................................29
SECTION 5.05. Brokers or Finders...............................................30


                                   ARTICLE VI

                              Conditions to Closing

SECTION 6.01. Conditions to Each Party's Obligation............................30
SECTION 6.02. Conditions to Obligation of Purchaser............................31
SECTION 6.03. Conditions to Obligation of Seller...............................31
SECTION 6.04. Frustration of Closing Conditions................................32


                                   ARTICLE VII

                       Termination; Effect of Termination

SECTION 7.01. Termination......................................................32
SECTION 7.02. Effect of Termination............................................33

                                  ARTICLE VIII

                                 Indemnification

SECTION 8.01. Indemnification by Seller........................................34
SECTION 8.02. Indemnification by Purchaser.....................................34
SECTION 8.03. Indemnification Procedures.......................................35
SECTION 8.04. Limitations on Indemnification...................................36
SECTION 8.05. Calculation of Indemnity Payments................................39
SECTION 8.06. Tax Treatment of Indemnification.................................39


                                   ARTICLE IX

                                   Tax Matters

SECTION 9.01. Tax Matters......................................................39


                                    ARTICLE X

                              Additional Agreements

SECTION 10.01. Publicity.......................................................41
SECTION 10.02. No Use of Certain Names.........................................41
SECTION 10.03. Support Services................................................42
SECTION 10.04. Post-Closing Information........................................42
SECTION 10.05. Records.........................................................43
SECTION 10.06. Bulk Transfer Laws..............................................43
SECTION 10.07. Refunds and Remittances.........................................43


                                   ARTICLE XI

                                  Miscellaneous

SECTION 11.01. Assignment......................................................44
SECTION 11.02. No Third-Party Beneficiaries....................................44
SECTION 11.03. Expenses........................................................44
SECTION 11.04. Notices.........................................................44
SECTION 11.05. Headings; Certain Definitions...................................46
SECTION 11.06. Counterparts....................................................48
SECTION 11.07. Integrated Contract; Exhibits and Schedules.....................48
SECTION 11.08. Severability; Enforcement.......................................49
SECTION 11.09. Governing Law...................................................49
SECTION 11.10. Jurisdiction....................................................49
SECTION 11.11. Service of Process..............................................49

SECTION 11.12. Waiver of Jury Trial............................................50
SECTION 11.13. Amendments......................................................50


EXHIBITS

Excluded Patents and Technology License.........................................A

Manufacturing Agreement.........................................................B

Transitional Services Agreement.................................................C

                            GLOSSARY OF DEFINED TERMS


                                                                    Location of
Definition                                                        Defined Terms
----------                                                        -------------

Acquisition.......................................................Section 1.01
Adjusted Purchase Price........................................Section 2.03(c)
affiliate.....................................................Section 11.05(b)
Agreement.............................................................Preamble
Allocation.................................................Section 9.01(a)(ii)
Ancillary Agreements..............................................Section 3.02
Applicable Law....................................................Section 3.03
Assumed Liabilities............................................Section 1.04(a)
Brut Brand............................................................Recitals
Business......................................................Section 11.05(b)
Business Contracts.............................................Section 3.07(b)
business day..................................................Section 11.05(b)
Business Material Adverse Effect..............................Section 11.05(b)
Claims.....................................................Section 1.02(a)(ix)
Closing...........................................................Section 2.01
Closing Date......................................................Section 2.01
Closing Date Payment...........................................Section 2.02(b)
Closing Inventory..............................................Section 2.03(a)
Code...........................................................Section 3.09(a)
Confidentiality Agreement.........................................Section 5.03
Consent...........................................................Section 3.03
Contracts................................................Section 1.02(a)(viii)
DOJ............................................................Section 5.04(b)
$.............................................................Section 11.05(b)
Environmental Laws.............................................Section 3.12(b)
Equipment..................................................Section 1.02(a)(ii)
Excluded Assets................................................Section 1.02(b)
Excluded Inventory........................................Section 1.02(b)(xii)
Excluded Patents and Technology License...........................Section 1.05
Final Purchase Price...........................................Section 2.03(c)
Financial Statements..............................................Section 3.04
Financing......................................................Section 4.05(a)
FTC............................................................Section 5.04(b)
GAAP...........................................................Section 2.03(a)
Governmental Entity...............................................Section 3.03
Guarantee.......................................................Signature Page

                                                                    Location of
Definition                                                        Defined Terms
----------                                                        -------------
Guarantors............................................................Preamble
HSR Act...........................................................Section 3.03
including.....................................................Section 11.05(b)
Indemnified Party..............................................Section 8.03(a)
Indemnifying Party.............................................Section 8.03(a)
Independent Expert.........................................Section 2.03(b)(ii)
Inventory...................................................Section 1.02(a)(i)
Judgment..........................................................Section 3.03
knowledge of Seller...........................................Section 11.05(b)
Liens..........................................................Section 3.05(a)
Losses............................................................Section 8.01
Management Accounts............................................Section 3.04(b)
Manufacturing Agreement..........................................Section 10.03
Names............................................................Section 10.02
Notice of Objection.........................................Section 2.03(b)(i)
Other Transferred Intellectual
     Property...............................................Section 1.02(a)(v)
Parent Guarantor......................................................Preamble
Permits...................................................Section 1.02(a)(vii)
Permitted Liens................................................Section 3.05(a)
Person........................................................Section 11.05(b)
Pre-Closing Tax Period.........................................Section 3.09(a)
Proceeding.....................................................Section 1.03(a)
Product Claims.............................................Section 1.04(a)(ii)
Products......................................................Section 11.05(b)
Purchase Price....................................................Section 1.01
Purchaser.............................................................Preamble
Purchaser Indemnitees.............................................Section 8.01
Purchaser Material Adverse Effect.................................Section 4.01
Purchaser's Accountants.....................................Section 2.03(b)(i)
Retained Liabilities...........................................Section 1.04(b)
Six Month Statement............................................Section 3.04(d)
Seller................................................................Preamble
Seller Affiliates.....................................................Recitals
Seller Indemnitees................................................Section 8.02
Seller Insurance Policies......................................Section 5.01(b)
Seventh Month Statement........................................Section 3.04(c)
Statement......................................................Section 2.03(a)
Statement of Assets...............................................Section 3.04
Statement Inventory............................................Section 2.03(a)
subsidiary....................................................Section 11.05(b)
Subsidiary Guarantor..................................................Preamble

                                                                    Location of
Definition                                                        Defined Terms
----------                                                        -------------
Target Inventory...............................................Section 2.03(c)
Tax............................................................Section 3.09(a)
Taxes..........................................................Section 3.09(a)
Taxing Authority...............................................Section 3.09(a)
Tax Return.....................................................Section 3.09(a)
Technology.................................................Section 1.02(a)(vi)
Third Party Claim..............................................Section 8.03(a)
Transfer Taxes.................................................Section 3.09(a)
Transferred Assets.............................................Section 1.02(a)
Transferred Contracts....................................Section 1.02(a)(viii)
Transferred Equipment......................................Section 1.02(a)(ii)
Transferred Intellectual Property...........................Section 1.02(a)(v)
Transferred Inventory.......................................Section 1.02(a)(i)
Transferred Patents.......................................Section 1.02(a)(iii)
Transferred Permits.......................................Section 1.01(a)(vii)
Transferred Technology.....................................Section 1.02(a)(vi)
Transferred Trademarks.....................................Section 1.02(a)(iv)
Transitional Services Agreement..................................Section 10.03
Unilever Entities ...............................................Section 11.01

                            ASSET PURCHASE AGREEMENT

                                    ASSET PURCHASE AGREEMENT dated as of August
                           31, 2003 (this "Agreement"), among CONOPCO, INC., a New York corporation ("Seller"), HELEN OF TROY LIMITED, a Barbados international business company ("Purchaser"), HELEN OF TROY LIMITED, a Bermuda corporation ("Parent Guarantor"), and Helen of Troy Texas Corporation, a Texas corporation ("Subsidiary Guarantor" and, together with the Parent Guarantor, the "Guarantors").


         WHEREAS Seller, directly or indirectly through certain of its affiliates (collectively, the "Seller Affiliates"), manufactures, markets, distributes and sells the Brut brand (the "Brut Brand") of male personal care products. Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, the Transferred Assets (as defined in Section 1.02(a)) of the Business (as defined in Section 11.05(b)), upon the terms and subject to the conditions of this Agreement. In addition, Purchaser has agreed to assume from Seller and the Seller Affiliates the Assumed Liabilities (as defined in Section 1.04(a)), upon the terms and subject to the conditions of this Agreement. In order to induce Seller to enter into this Agreement each of the Guarantors has agreed to unconditionally guarantee, jointly with the other Guarantor and severally, all obligations of Purchaser under this Agreement including all monetary obligations, indemnities, performance obligations and liabilities of Purchaser hereunder.

         NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                     Purchase and Sale of Transferred Assets

         SECTION 1.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.01) Seller agrees to, and agrees to cause the Seller Affiliates to, sell, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase, acquire and accept from Seller and the Seller Affiliates, all of Seller's and the Seller Affiliates' right, title and interest in, to and under the Transferred Assets as of the Closing for
(i) an aggregate purchase price of $55,000,000 (the "Purchase Price"), payable as set forth in Section 2.02(b) and subject to adjustment as set forth in
Section 2.03, and (ii) the assumption of the Assumed Liabilities. The purchase and sale of the Transferred Assets and the assumption of the Assumed Liabilities are collectively referred to in this Agreement as the "Acquisition".

         SECTION 1.02. Transferred Assets and Excluded Assets. (a) The term "Transferred Assets" means all of Seller's and the Seller Affiliates' right, title and interest in, to and under the following assets as they exist at the time of Closing:

         (i) all finished goods ("Inventory") owned by Seller or any of the Seller Affiliates on the Closing Date that are used or held for use exclusively in the operation or conduct of the Business (as defined in Section 1.02(b)(xii) (collectively, the "Transferred Inventory");

         (ii) all other tangible personal property and interests therein, including all machinery, equipment and molds ("Equipment"), owned by Seller or any of the Seller Affiliates and set forth in Schedule 1.02(a)(ii) (the "Transferred Equipment");

         (iii) all patents (including all reissues, divisions, continuations and extensions thereof), patent applications and patent rights set forth in
         Schedule 1.02(a)(iii), (collectively, the "Transferred Patents");

         (iv) all trademarks, trademark registrations and trademark applications set forth in Schedule 1.02(a)(iv), together with the goodwill associated exclusively therewith (collectively, the "Transferred Trademarks");

         (v) all trade names and domain names set forth in Schedule 1.02(a)(v) and all copyrights owned by Seller or any of the Seller Affiliates that are used or held for use exclusively in the operation or conduct of the Business (collectively, the "Other Transferred Intellectual Property" and, together with the Transferred Patents and the Transferred

         Trademarks, the "Transferred Intellectual Property");

         (vi) all trade secrets, proprietary inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how ("Technology") owned by Seller or any of the Seller Affiliates that are used or held for use exclusively in the operation or conduct of the Business (the "Transferred Technology");

         (vii) all permits, licenses, franchises, approvals or authorizations from any Governmental Entity (as defined in Section 3.03) ("Permits") that are used or held for use exclusively in the operation or conduct of the Business (the "Transferred Permits");

         (viii) all legally binding contracts, leases, subleases, licenses, indentures, agreements, commitments and other legally binding instruments ("Contracts") set forth in Schedule 3.07, and all other Contracts to which Seller or any of the Seller Affiliates is a party or by which Seller or any of the Seller Affiliates is bound that arise exclusively out of the operation or conduct of the Business (the "Transferred Contracts");

         (ix) all rights, claims and causes of action to the extent relating to any other Transferred Asset or any Assumed Liability, other than (i) any such items arising under insurance policies and (ii) all Seller's or any of the Seller Affiliates' rights to assert claims, demands, actions, suits and causes of action, whether class, individual or otherwise in nature, in law or in equity, including any claim, demand, action, suit or cause of action for damages, injunctive relief, declaratory relief or other relief under the antitrust laws of any foreign country or the United States or any State thereof, unfair competition, unfair practices, price discrimination, unitary pricing, consumer protection, fraud prevention or trade practice laws (in any such case, domestic or foreign) (collectively, "Claims"), that Seller or any of the Seller Affiliates, in any capacity, ever had, now have or may or shall have in the future, whether known or unknown, relating in any way to (x) the

         Business's purchase or procurement of any good, service or product or
         (y) Seller's or any of the Seller Affiliates' purchase or procurement of any good, service or product for, or on behalf of, the Business, in either case, at any time up until the Closing, along with any and all recoveries by settlement, judgment or otherwise in connection with any such Claims;

         (x) all books of account, general, financial and accounting records, files, invoices, customers' and suppliers' lists, other distribution lists, billing records, sales and promotional literature, manuals and customer and supplier correspondence owned by Seller or any of the Seller Affiliates that are used or held for use exclusively in, or that arise exclusively out of, the operation or conduct of the Business, except to the extent relating to the Excluded Assets (as defined in Section 1.02(b)) or the Retained Liabilities (as defined in Section 1.04(b)) and except to the extent not reasonably separable from documents that do not relate exclusively to the Business; and

         (xi) all pre-paid expenses that are used or held for use exclusively in, or that arise exclusively out of, the operation or conduct of the Business.

         (b) Purchaser acknowledges and agrees that it shall not, directly or indirectly, manufacture, market, distribute or sell any products under the Brut Brand in any country outside the Americas. Purchaser agrees that it will not register, apply to register or otherwise use any Transferred Trademark relating to the Brut Brand in any country other than the Americas. In addition, notwithstanding anything to the contrary contained in this Agreement, the Transferred Assets shall not include any assets or rights other than the assets specifically listed or described in Section 1.02(a) and shall expressly exclude the following assets (collectively, the "Excluded Assets"), which shall not be sold, transferred, assigned or delivered to Purchaser:

         (i) all cash, cash equivalents or securities of Seller or any of the Seller Affiliates;

         (ii) all accounts, notes receivable and similar rights to receive payments of Seller or any of the

         Seller Affiliates on the Closing Date arising out of the operation or conduct of the Business;

         (iii) all rights, claims and causes of action of Seller or any of the Seller Affiliates relating to any other Excluded Asset or any Retained Liability, including (A) any such items arising under insurance policies and (B) all Claims that Seller or any of the Seller Affiliates, in any capacity, ever had, now have or may or shall have in the future, whether known or unknown, relating in any way to (x) the Business's purchase or procurement of any good, service or product or
         (y) Seller's or any of the Seller Affiliates' purchase or procurement of any good, service or product for, or on behalf of, the Business, in either case, at any time up until the Closing, along with any and all recoveries by settlement, judgment or otherwise in connection with any such Claims;

         (iv) any shares of capital stock of any affiliate of Seller or any of the Seller Affiliates;

         (v) any assets relating to any employee benefit plan in which any employees of Seller, any of the Seller Affiliates or any of their respective affiliates participate;

         (vi) any refunds or credits, claims for refunds or credits or rights to receive refunds or credits from any Taxing Authority (as defined in Section 3.09(a)) with respect to Taxes (as defined in Section 3.09(a)) paid or to be paid by Seller, any of the Seller Affiliates or any of their respective affiliates relating to any Pre-Closing Tax Period (as defined in Section 3.09(a));

         (vii) any records (including accounting records) related to Taxes (as defined in Section 3.09(a)) paid or payable by Seller, any of the Seller Affiliates or any of their respective affiliates and all financial and Tax records relating to the Business that form part of Seller's, any of the Seller Affiliates' or any of their respective affiliates' general ledger;

         (viii) all records prepared in connection with the sale of the Business, including bids received from third persons and analyses relating to the Business;

         (ix) all rights of Seller or any of the Seller Affiliates under this Agreement and any other agreements, certificates and instruments relating to the sale of the Business (or any portion thereof) or otherwise delivered in connection with this Agreement;

         (x) the names and marks "Unilever", "Bestfoods", "Unilever Bestfoods", "Unilever Home & Personal Care", "Faberge", "Helene Curtis", "Chesebrough-Pond's", "Lever Brothers" and "Lever Ponds" (in any style or design), and any name or mark derived from or including any of the foregoing;

         (xi) all real property, leaseholds and other interests in real property of Seller or any of the Seller Affiliates; and

         (xii) all division or corporate-level services of the type currently provided to the Business by Seller, any of the Seller Affiliates or any of their respective affiliates.

         (c) Purchaser acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, Seller, the Seller Affiliates and their respective affiliates may continue to manufacture, market, distribute and sell, or have manufactured, marketed, distributed or sold on their behalf, products under the Brut Brand outside the Americas.

         SECTION 1.03. Consents to Certain Assignments. (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to transfer or assign any asset or any claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach, default, violation or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, claim or right, or would in any way adversely affect the rights of Seller or any of the Seller Affiliates or, upon transfer, Purchaser under such asset, claim or right. If any transfer or assignment by Seller or any of the Seller Affiliates to Purchaser, or any assumption by Purchaser of, any interest in, or liability, obligation or commitment under, any asset, claim or right requires the consent of a third party, then such transfer or assignment or assumption shall be made subject to such consent being obtained. Purchaser agrees that neither Seller nor any of the Seller Affiliates shall have any liability whatsoever to Purchaser arising out of or relating to the failure to obtain any such consent that may be required in connection with the transactions contemplated by this Agreement or because of any circumstances resulting therefrom. Purchaser further agrees that no representation, warranty or covenant of Seller herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (i) the failure to obtain any such consent, (ii) any circumstances resulting therefrom or (iii) any suit, action or proceeding (a "Proceeding") or investigation commenced or threatened by or on behalf of any person arising out of or relating to the failure to obtain any such consent or any circumstances resulting therefrom.

         (b) If any such consent is not obtained prior to the Closing, the Closing shall nonetheless take place on the terms set forth herein and, thereafter, Purchaser shall use its reasonable best efforts to secure such consent as promptly as practicable after the Closing and Seller shall provide or cause to be provided all commercially reasonable assistance to Purchaser (not including the payment of any consideration) reasonably requested by Purchaser to secure such consent after the Closing or cooperate with Purchaser (at Purchaser's expense) in any lawful and commercially reasonable arrangement reasonably proposed by Purchaser under which (i) Purchaser shall obtain (without infringing upon the legal rights of such third party or violating any Applicable Law (as defined in Section 3.03)) the economic claims, rights and benefits (net of the amount of any related Tax costs imposed on Seller, any of the Seller Affiliates or any of their respective affiliates) under the asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement and (ii) Purchaser shall assume any related economic burden (including the amount of any related Tax costs imposed on Seller, any of the Seller Affiliates or any of their respective affiliates) with respect to the asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement.

         SECTION 1.04. Assumption of Liabilities. (a) Upon the terms and subject to the conditions of this

Agreement, Purchaser shall assume, effective as of the Closing, and shall pay, perform and discharge when due, and indemnify, defend and hold harmless from and after the Closing Seller, each of the Seller Affiliates and each of their respective affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives from and against all of the following obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due, arising out of, relating to or otherwise in respect of the Transferred Assets, the Business or the operation or conduct of the Business (collectively, the "Assumed Liabilities"):

         (i) all obligations, liabilities and commitments of Seller or any of the Seller Affiliates under the Transferred Contracts and the Transferred Permits to the extent such obligations, liabilities and commitments relate to the period from and after the Closing Date;

         (ii) all obligations, liabilities and commitments for refunds, adjustments, allowances, repairs, exchanges, returns and warranty or similar claims (including all Proceedings relating to any such obligations, liabilities or commitments) in respect of any and all products sold by the Business on or before the Closing Date (collectively, "Product Claims");

         (iii) all Taxes arising out of, relating to or in respect of the Business for all taxable periods other than the Pre-Closing Tax Periods;

         (iv) all obligations, liabilities and commitments (including under Environmental Laws) accruing, arising out of or relating to the operation or conduct of the Business or the use or ownership of the Transferred Assets on and after the Closing Date, including obligations, liabilities and commitments in respect of any and all products sold by the Business on and after the Closing Date (including in respect of product liability claims); and

         (v) all obligations, liabilities and commitments (A) arising under or in respect of (x) the advertising commitments set forth in Schedule 1.04(a)(v) or (y) any advertising commitments entered into or assumed by Seller or any of the Seller Affiliates on or after the date of this Agreement in accordance with the terms of this Agreement and (B) for trade promotions and consumer promotions (x) as set forth in Schedule 1.04(a)(v) or (y) planned or committed on or after the date of this Agreement in accordance with the terms of this Agreement, in each case in respect of any and all Products of the Business (including the Transferred Inventory) sold by Purchaser on and after the Closing Date.

         (b) Notwithstanding any other provision of this Agreement, Purchaser shall not assume any Retained Liability, each of which shall be retained and paid, performed and discharged when due by Seller and the Seller Affiliates. The term "Retained Liabilities" means:

         (i) all obligations, liabilities and commitments of Seller or any of the Seller Affiliates not listed in Section 1.04(a);

         (ii) all accounts payable of Seller or any of the Seller Affiliates on the Closing Date arising out of the operation or conduct of the Business before the Closing Date;

         (iii) all Taxes arising out of, relating to or in respect of the Business imposed upon Seller or any of the Seller Affiliates or any present or former affiliate of Seller or any of the Seller Affiliates for any Pre-Closing Tax Period;

         (iv) all obligations, liabilities and commitments of Seller or any of the Seller Affiliates to the extent relating to or arising out of the Excluded Assets;

         (v) all obligations, liabilities and commitments of Seller or any of the Seller Affiliates to the extent solely arising from the employment of any employee by the Seller or any of the Seller Affiliates; and

         (vi) all obligations, liabilities and commitments of Seller or any of the Seller Affiliates to the extent relating to or arising out of any suit, action or

         Proceeding (other than any Proceeding relating to Product Claims) pending before the Closing Date.

         (c) Purchaser agrees to reimburse Seller and any of the Seller Affiliates, dollar for dollar, in the event that any of Seller's or such Seller Affiliate's customers offset the cost of any Products returned by such customer which are the responsibility of Purchaser pursuant to Section 1.04(a)(ii), in each case against accounts payable by such customer to Seller or such Seller Affiliate. Seller agrees to, and to cause the Seller Affiliates to, provide notice to Purchaser of any such offset for which Seller or such Seller Affiliate is entitled to be reimbursed by Purchaser pursuant to this Section 1.04(c). Purchaser shall pay Seller or such Seller Affiliate promptly following receipt of notice of any such offset by a customer (together with supporting documentation).

         SECTION 1.05. Excluded Patents and Technology License. At the Closing, Seller will execute and deliver a royalty-free, non-exclusive license (in the form attached hereto as Exhibit B) to Purchaser with respect to any patent or Technology owned by Seller or any of the Seller Affiliates that is used in connection with the operation or conduct of the Business on the Closing Date and that is not included in the Transferred Patents or the Transferred Technology (the "Excluded Patents and Technology License").

                                   ARTICLE II

               Closing and Post-Closing Purchase Price Adjustment

         SECTION 2.01. Closing. The closing of the Acquisition (the "Closing") shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted, the waiver) of the condition set forth in Section 6.01(a), or, if on such day any other condition set forth in Article VI has not been satisfied (or, to the extent permitted, waived by the party or parties entitled to the benefit thereof), as soon as practicable after all the conditions set forth in Article VI have been satisfied (or, to the extent permitted, waived by the party or parties entitled to the benefit thereof), or at such other place, time and date as may be agreed by Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". The Closing shall be deemed to be effective as of the close of business on the Closing Date.

         SECTION 2.02. Transactions To Be Effected at the Closing. At the
Closing:

         (a) Seller shall deliver or cause to be delivered to Purchaser (i) such appropriately executed deeds, bills of sale, assignments and other instruments of transfer relating to the Transferred Assets (other than the Transferred Intellectual Property), (ii) duly executed assignments of the Transferred Trademarks, in forms suitable for recording in the applicable jurisdictions (it being understood that any notarization and/or legalization required for the recording of any such assignment outside of the United States and Canada may be effectuated after the Closing and shall be the sole responsibility of Purchaser), (iii) duly executed assignments of the Transferred Patents, (iv) general assignments of all Other Transferred Intellectual Property, (v) an appropriately executed counterpart of the Transitional Services Agreement, (vi) an appropriately executed counterpart of the Manufacturing Agreement and (vii) an appropriately executed counterpart of the Excluded Patents and Technology License (it being understood that such deeds, bills of sale, assignments and other instruments of transfer shall not require Seller to make any additional representations, warranties or covenants, expressed or implied, not contained in this Agreement); and

         (b) Purchaser shall deliver to Seller and the Seller Affiliates (i) payment, by wire transfer of immediately available funds to one or more accounts designated in writing by Seller (such designation to be made at least one business day prior to the Closing Date), in an amount equal to (A) the Purchase Price plus or minus (B) an estimate, prepared by Seller and delivered to Purchaser at least one business day prior to the Closing Date, of any adjustment to the Purchase Price under Section 2.03 (the Purchase Price plus or minus such estimate of any adjustment under Section 2.03 being hereinafter called the "Closing Date Payment"), (ii) appropriately executed counterparts to such deeds, bills of sale, assignments and other instruments of transfer, and appropriately executed assumption agreements and other instruments of assumption providing for the assumption of the Assumed Liabilities, (iii) an appropriately executed counterpart of the Transitional Services Agreement, (iv) an appropriately executed counterpart of the Transferred Technology License and (v) an appropriately executed counterpart of the Excluded Patents and Technology License.

         SECTION 2.03. Post-Closing Purchase Price Adjustment. (a) The Statement. Within 60 days after the Closing Date, Seller shall prepare and deliver to Purchaser a statement (the "Statement"), setting forth the book value of the Transferred Inventory other than Inventory located outside the United States, Canada and Puerto Rico (the "Statement Inventory") as of the close of business on the Closing Date ("Closing Inventory") calculated in the same way, using the same accounting principles, practices, methodologies and policies, as the line item comprising inventories on the Statement of Assets (as defined in Section 3.04), whether or not doing so is in accordance with United States generally accepted accounting principles ("GAAP"). After the Closing Date, at Seller's request, Purchaser shall assist Seller and its representatives in the preparation of the Statement and shall provide Seller and its representatives any information reasonably requested and shall provide them access at all reasonable times to the personnel, properties, books and records relating exclusively to the Business for such purpose.

         (b) Objections; Resolution of Disputes.

         (i) Unless Purchaser notifies Seller in writing within 15 days after Seller's delivery of the Statement of any objection to the computation of Closing Inventory set forth therein (the "Notice of Objection"), the Statement shall become final and binding. During such 15-day period Purchaser and its representatives shall be permitted to review the working papers of Seller relating to the Statement. Any Notice of Objection shall specify in reasonable detail the basis for the objections set forth therein and shall include a special purpose report of KPMG LLP ("Purchaser's Accountants") stating that they concur with the matters set forth in such Notice of Objection and that such Notice of Objection has been prepared in accordance with this Section 2.03. Any Notice of Objection shall include only objections based on (A) mathematical errors in the computation of Closing Inventory or (B) Closing Inventory not having been calculated in accordance with the consistent application of the same accounting principles, practices, methodologies and policies used in the preparation of the Statement of Assets. Seller and Purchaser acknowledge that (x) the sole purpose of the determination of Closing Inventory is to adjust the Closing Date Payment so as to reflect, based solely on the operation of the Business, the amount, if any, by which the book value of the Statement Inventory as of the close of business on the Closing Date deviates from the Target Inventory and (y) such amount, if any, can be determined only if the calculation is done using the same accounting principles, practices, methodologies and policies.

         (ii) If Purchaser provides the Notice of Objection to Seller within such 15-day period, Purchaser and Seller shall, during the 30-day period following Seller's receipt of the Notice of Objection, attempt in good faith to resolve Purchaser's objections. During such 30-day period, Seller and its representatives shall be permitted to review the working papers of Purchaser and Purchaser's Accountants relating to the Notice of Objection and the basis therefor. If Purchaser and Seller are unable to resolve all such objections within such 30-day period, the matters remaining in dispute shall be submitted to Deloitte & Touche LLP (or, if such firm declines to act, to another nationally recognized public accounting firm mutually agreed upon by Purchaser and Seller and, if Purchaser and Seller are unable to so agree within 10 days after the end of such 30-day period, then Purchaser and Seller shall each select such a firm and such firms shall jointly select a third nationally recognized firm to resolve the disputed matters (such selected firm being the "Independent Expert")). The parties shall instruct the Independent Expert to render its reasoned written decision as promptly as practicable but in no event later than 60 days after its selection. The resolution of disputed items by the Independent Expert shall be final and binding, and the determination of the Independent Expert shall constitute an arbitral award that is final, binding and non-appealable and upon which a judgment may be entered by a court having jurisdiction thereover. The fees and expenses of the Independent Expert shall be borne equally by Purchaser and Seller. After the Statement shall have become final and binding, Purchaser shall have no further right to make any claims against Seller in respect of (i) any element of Closing Inventory that Purchaser raised, or could have raised, in the Notice of Objection or (ii) any payment made pursuant to Section 2.03(c).

         (c) Adjustment Payment. The Purchase Price shall be increased by the amount by which Closing Inventory exceeds $2,738,000 (the "Target Inventory"), and the Purchase Price shall be decreased by the amount by which Closing Inventory is less than the Target Inventory (the Purchase Price as so increased or decreased being hereinafter called the "Adjusted Purchase Price"). Within 10 days after the Statement has become final and binding in accordance with Section 2.03(b), (i) if the Closing Date Payment is less than the Adjusted Purchase Price, Purchaser shall pay to Seller an amount equal to such difference, plus simple interest thereon at a rate of 3.0% per annum from the Closing Date to the date payment is made in full, and (ii) if the Closing Date Payment is greater than the Adjusted Purchase Price, Seller shall pay to Purchaser an amount equal to such difference, plus simple interest thereon at a rate of 3.0% per annum from the Closing Date to the date payment is made in full (the Closing Date Payment as so increased or decreased being hereinafter called the "Final Purchase Price"). Any such payment hereunder shall be made by wire transfer of immediately available funds to an account designated in writing by Purchaser or Seller, as the case may be.

         (d) Post-Closing Books and Records. Except for the consummation of the Closing, Purchaser and Seller agree that on the Closing Date itself the Business shall be conducted in the ordinary course in a manner substantially consistent with past practice. Following the Closing, Purchaser shall not take any action with respect to the accounting books and records of the Business on which the Statement is to be based that would affect the Statement of Assets or the Statement. Without limiting the generality of the foregoing, no changes shall be made in any reserve or other account existing as of the date of the Statement of Assets that would affect the Statement of Assets or the Statement except as a result of events occurring after the date of the Statement of Assets and, in such event, only in a manner consistent with the past practices of the Business.

                                   ARTICLE III

                    Representations and Warranties of Seller

         Seller hereby represents and warrants to Purchaser as follows:

         SECTION 3.01. Organization and Standing. Seller is validly existing and in good standing under the laws of the State of New York. Each of the Seller Affiliates is validly existing under the laws of its jurisdiction of incorporation. Each of Seller and each of the Seller Affiliates has full corporate power and authority to enable it to own, lease or otherwise hold the Transferred Assets owned, leased or otherwise held by it and to conduct the Business as presently conducted by it.

         SECTION 3.02. Authority; Execution and Delivery; Enforceability. Seller has full corporate power and authority to execute this Agreement and the other agreements and instruments to be executed and delivered in connection with this Agreement (the "Ancillary Agreements") to which it is, or is specified to be, a party and to consummate the transactions contemplated to be consummated by it by this Agreement and such Ancillary Agreements. Each of the Seller Affiliates has full corporate power and authority to execute the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the transactions contemplated to be consummated by it by such Ancillary Agreements. Seller has taken all corporate action required by its Certificate of Incorporation and By-laws to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to authorize the consummation of the transactions contemplated to be consummated by it by this Agreement and such Ancillary Agreements. Each of the Seller Affiliates has taken all corporate action required by its comparable organizational documents to authorize the execution and delivery of the Ancillary Agreements to which it is, or is specified to be, a party and to authorize the consummation of the transactions contemplated to be consummated by it by such Ancillary Agreements. Seller has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles. Each of the Seller Affiliates prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

         SECTION 3.03. No Conflicts or Violations; No Consents or Approvals Required. The execution and delivery by Seller of this Agreement do not, the execution and delivery by Seller and each of the Seller Affiliates of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of, in the case of Seller, the transactions contemplated to be consummated by it by this Agreement and such Ancillary Agreements, or, in the case of each of the Seller Affiliates, the transactions contemplated to be consummated by it by such Ancillary Agreements, will not conflict with, or result in any breach of or constitute a default under, or result in the creation of any Lien (as defined in Section 3.05) (other than Permitted Liens (as defined in Section 3.05) or Liens caused by Purchaser) upon any of the Transferred Assets under, any provision of (i) in the case of Seller, its Certificate of Incorporation or By-laws and, in the case of each of the Seller Affiliates, its comparable organizational documents, (ii) except as set forth in Schedule 3.03, any Contract to which Seller or any of the Seller Affiliates is a party or by which any of the Transferred Assets is bound, or (iii) any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Applicable Law") applicable to Seller or any of the Seller Affiliates or any of the Transferred Assets, other than, in the case of clauses (i), (ii) and (iii) above, any such items that would not reasonably be expected to have a Business Material Adverse Effect. No consent, approval or authorization ("Consent") of, or registration, declaration or filing with, any Federal, state, local or foreign court of competent jurisdiction, governmental agency, authority, instrumentality or regulatory body (a "Governmental Entity"), is required to be obtained or made by or with respect to Seller or any of the Seller Affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition, other than (A) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) compliance with and filings and notifications under Environmental Laws (as defined in Section 3.12(b)), (C) those that may be required solely by reason of Purchaser's (as opposed to any other third party's) participation in the Acquisition and the other transactions contemplated hereby and by the Ancillary Agreements and (D) those the failure of which to obtain or make would not reasonably be expected to have a Business Material Adverse Effect.

         SECTION 3.04. Financial Information.

         (a) Schedule 3.04(a) sets forth (i) the audited special-purpose Combined Statement of Assets to be sold at December 31, 2002 (the "Statement of Assets") and (ii) the audited special-purpose Combined Statements of Direct Revenues and Expenses for the years ended December 31, 2002 and December 31, 2001, in each case of the Business (except for the Business outside the United States, Canada and Puerto Rico), together with the notes to such financial statements (such financial statements, together with the notes to such financial statements, the "Financial Statements"). The Financial Statements present fairly, in all material respects, the assets of the Business (except for the Business outside the United States, Canada and Puerto Rico) as of December 31, 2002 and the related direct revenues and expenses of their operations for each of the two years ended December 31, 2002 and December 31, 2001 in conformity with GAAP.

         (b) Schedule 3.04(b) sets forth (i) an unaudited Statement of Inventory at December 31, 2002 and (ii) unaudited Statements of Net Proceeds of Sales and Profit Before Overheads for the years ended December 31, 2002 and December 31, 2001, in each case of the Business outside the United States, Canada and Puerto Rico (together with the Brut Brand business in the Republic of Cuba) (such statements, the "Management Accounts"). The Management Accounts were prepared in accordance with the historical accounting principles, practices, methodologies and policies of Seller applied on a consistent basis. The Management Accounts present fairly, in all material respects, in accordance with such accounting principles, practices, methodologies and policies, the inventory of the Business outside the United States, Canada and Puerto Rico (together with Brut Brand inventory in the Republic of Cuba) at December 31, 2002 and the net proceeds of sales and profit before overheads of the Business outside the United States, Canada and Puerto Rico (together with that of the Brut Brand in the Republic of Cuba) for the years ended December 31, 2002 and December 31, 2001.

         (c) Schedule 3.04(c) sets forth the unaudited Combined Statement of Direct Revenues and Expenses for the seven months ended July 26, 2003 of the Business (except for the Business outside the United States, Canada and Puerto Rico) (the "Seven Month Statement"). The Seven Month Statement presents fairly, in all material respects, the direct revenues and expenses of the Business (except for the Business outside the United States, Canada and Puerto Rico) for the seven months ended July 26, 2003 in conformity with GAAP, subject to year-end audit adjustments and the absence of footnotes.

         (d) Schedule 3.04(d) sets forth an unaudited Statement of Net Proceeds of Sales and Profit Before Overheads for the six months ended June 28, 2003 of the Business outside the United States, Canada and Puerto Rico (together with that of the Brut Brand in the Republic of Cuba) (the "Six Month Management Account"). The Six Month Management Account was prepared in accordance with the historical accounting principles, practices, methodologies and policies of Seller applied on a consistent basis. The Six Month Management Account presents fairly, in all material respects, in accordance with such accounting principles, practices, methodologies and policies, the net proceeds of sales and profit before overheads of the Business outside the United States, Canada and Puerto Rico (together with that of the Brut Brand in the Republic of Cuba) for the six months ended June 28, 2003.

         SECTION 3.05. Good and Valid Title. (a) Seller or one of the Seller Affiliates has, or as of the Closing Date will have, good and valid title to all material Transferred Assets, other than those set forth in Schedule 3.05, in each case free and clear of all mortgages, liens, charges, claims, pledges or other encumbrances of any kind (collectively, "Liens"), except (i) such Liens as are set forth in Schedule 3.05, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, (iii) Liens arising under original purchase price conditional sales Contracts or equipment leases with third parties entered into in the ordinary course of business, (iv) Liens for Taxes and other governmental charges that are not due and payable or that may thereafter be paid without penalty and (v) other imperfections of title, licenses or encumbrances, if any, which do not materially impair the continued use and operation of the assets to which they relate in the conduct of the Business as presently conducted (the Liens described in clauses (i) through (v) above are referred to collectively as "Permitted Liens").

         (b) This Section 3.05 does not relate to Intellectual Property, such items being the subject of Section 3.06.

         SECTION 3.06. Intellectual Property. (a) With respect to the Transferred Trademarks, Schedule 1.02(a)(iv) sets forth a list of the trademarks, trademark registration and application numbers and the jurisdictions where such Transferred Trademarks are registered or where applications have been filed. Except as set forth in Schedule 3.06, Seller or one of the Seller Affiliates is the owner of the registrations and applications set forth in
Schedule 1.02(a)(iv) for the Transferred Trademarks and the other Transferred Intellectual Property and no license fees in respect of any Transferred Intellectual Property are paid to non-affiliated third parties for the use by Seller or the applicable Seller Affiliate of the Transferred Intellectual Property in those jurisdictions listed in Schedule 1.02(a)(iv). Purchaser acknowledges and agrees that Seller does not make any representations or warranties relating to the Transferred Trademarks in jurisdictions other than those set forth in Schedule 1.02(a)(iv).

         (b) Except as set forth in Schedule 3.06, neither Seller nor any of the Seller Affiliates has granted any license of any kind relating to any material Transferred Technology, except nonexclusive licenses to end-users in the ordinary course of business. Neither Seller nor any of the Seller Affiliates is bound by or a party to any material option, license or similar Contract relating to any intellectual property of any other person for the use of such intellectual property in the conduct of the Business, except (i) as set forth in
Schedule 3.06, (ii) for nonexclusive licenses to end-users of machinery and equipment in the ordinary course of business and (iii) for so-called "shrink-wrap" and other non-customized license agreements relating to computer software licensed to Seller or one of the Seller Affiliates in the ordinary course of business. Except as set forth in Schedule 3.06, no material claims are pending or, to the knowledge of Seller, threatened, as of the date of this Agreement against Seller or any of the Seller Affiliates by any person claiming that use of the Transferred Intellectual Property as presently used infringes the intellectual property rights of any such person.

         (c) Except as set forth in Schedule 3.06 and other than (i) rights in connection with co-packing arrangements and (ii) cross-promotional rights entered into in the ordinary course of business, neither Seller nor any of the Seller Affiliates is a party to or bound by any material license, sublicense, option or other agreement relating in whole or in part to the Transferred Intellectual Property.

         SECTION 3.07. Contracts. (a) Except as set forth in Schedule 3.07 and except for Contracts relating to Excluded Assets, neither Seller nor any of the Seller Affiliates is a party to or bound by any Contract that is used and held for use exclusively in, or that arises exclusively out of, the operation or conduct of the Business (other than (x) any Transferred Contract that is not material in relation to the Business, (y) this Agreement and the Ancillary Agreements and (z) Transferred Contracts entered into after the date of this Agreement in the ordinary course of business) and that is:

         (i) a covenant not to compete (other than (A) pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement and (B) any such covenant contained in any agreement with a broker) that materially limits the conduct of the Business as currently conducted;

         (ii) (A) a continuing Contract for the future purchase of materials, supplies, equipment, raw materials, packaging or commodities (other than (x) purchase Contracts and orders for Inventory in the ordinary course of business and (y) purchase orders for the co-packing or manufacturing of Products of the Business in the ordinary course of business), (B) a management, service, consulting or other similar Contract (other than Contracts for services in the ordinary course of business, including transportation and warehousing Contracts) or (C) an advertising Contract (other than Contracts relating to obligations, liabilities and commitments described in Section 1.04(v)), in any such case which has an aggregate future liability to any person (other than Seller or one of the Seller Affiliates) in excess of $100,000 and is not terminable by Seller or one of the Seller Affiliates by notice of not more than 90 days for a cost of less than $75,000;

         (iii) a lease or similar Contract with any person (other than Seller or one of the Seller Affiliates) under which Seller or one of the Seller Affiliates is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person which lease or similar Contract has an aggregate future liability in excess of $100,000 and is not terminable by Seller or one of the Seller Affiliates by notice of not more than 90 days for a cost of less than $75,000; or

         (iv) any other Contract that has an aggregate future liability to any person (other than Seller or one of the Seller Affiliates) in excess of $150,000 and is not terminable by Seller or one of the Seller Affiliates by notice of not more than 90 days for a cost of less than $100,000 (other than (A) purchase orders, sales orders and Contracts with brokers, (B) leases of real property and (C) employment agreements and other Contracts relating to employee matters).

         (b) Except as set forth in Schedule 3.07, all Transferred Contracts required to be listed in Schedule 3.07 (such Contracts, the "Business Contracts") are valid, binding and in full force and effect and are enforceable by Seller or the applicable Seller Affiliate in accordance with their terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles, except for such failures to be valid, binding, in full force and effect or enforceable that would not reasonably be expected to have a Business Material Adverse Effect. Except as set forth in Schedule 3.07, Seller or the applicable Seller Affiliate has performed all material obligations required to be performed by it to date under the Business Contracts, and it is not in breach or default thereunder and, to the knowledge of Seller, no other party to any Business Contract, as of the date of this Agreement, is in breach or default thereunder, except to the extent that such breach or default would not reasonably be expected to have a Business Material Adverse Effect.

         SECTION 3.08. Permits. Except as set forth in Schedule 3.08, (i) all Transferred Permits are validly held by Seller or one of the Seller Affiliates, and Seller or the applicable Seller Affiliate has complied with the terms and conditions thereof, except for any such invalidity or non-compliance that would not reasonably be expected to have a Business Material Adverse Effect, (ii) during the past twelve months neither Seller nor any of the Seller Affiliates has received written notice of any Proceeding relating to the revocation or modification of any such Transferred Permits the loss of which would reasonably be expected to have a Business Material Adverse Effect and (iii) none of such Transferred Permits would reasonably be expected to be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Acquisition, except for any such suspensions, modifications, revocations or nonrenewals that would not reasonably be expected to have a Business Material Adverse Effect.

         SECTION 3.09. Taxes. (a) For purposes of this Agreement:

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes but does not end on the Closing Date.

         "Tax" or "Taxes" shall mean all forms of taxation imposed by any Federal, state, provincial, local, foreign or other Taxing Authority, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, transfer, recapture, withholding, health and other taxes of any kind, including any interest, penalties and additions thereto.

         "Taxing Authority" shall mean any Federal, state, provincial, local or foreign government, any subdivision, agency, commission or authority thereof or any quasi-governmental body exercising tax regulatory authority.

         "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including any amendment made with respect thereto.

         "Transfer Taxes" shall mean all sales (including bulk sales), use, transfer, recording, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, stamp or similar Taxes and fees arising out of, in connection with or attributable to the transactions effectuated pursuant to this Agreement.

         (b) Except as set forth in Schedule 3.09(b), (i) all material Tax Returns required to be filed by the Code or by applicable state, provincial, local or foreign Tax laws to the extent such Tax Returns relate to the Transferred Assets for Pre-Closing Tax Periods have been timely filed or will be timely filed, (ii) all material Taxes due on such Tax Returns with respect to the Transferred Assets have been paid in full or will be timely paid in full by the due date thereof, (iii) no material claims are being asserted in writing with respect to any Taxes with respect to the Transferred Assets and (iv) no material Tax liens with respect to the Transferred Assets have been filed.

         (c) Seller is not a "foreign person" within the meaning of Section 1445 of the Code. Certain of the Seller Affiliates are foreign persons within the meaning of Section 1445 of the Code, but none of the assets to be transferred by such Seller Affiliates pursuant to this Agreement constitutes a "United States real property interest" within the meaning of Section 897(c)(l) of the Code.

         SECTION 3.10. Proceedings. Schedule 3.10 sets forth a list as of the date of this Agreement of each pending Proceeding against Seller or any of the Seller Affiliates (as to which a complaint has been served on Seller or any of the Seller Affiliates), which relates to the Business and pursuant to which a party seeks (a) more than $250,000 from Seller or any of the Seller Affiliates or (b) injunctive relief prohibiting the consummation of the Acquisition. Except as set forth in Schedule 3.10, neither Seller nor any of the Seller Affiliates is a party or subject to or in default under any unsatisfied Judgment applicable to the conduct of the Business, other than for such Judgments that would not reasonably be expected to have a Business Material Adverse Effect. This Section
3.10 does not relate to environmental matters or Intellectual Property matters, such items being the subject of Sections 3.12(b) and 3.06, respectively.

         SECTION 3.11. Absence of Changes or Events. Except as set forth in
Schedule 3.11 or Schedule 5.01, since the date of the Seven Month Statement there has not been a Business Material Adverse Effect. Purchaser acknowledges that there may be disruption to the operation of the Business as a result of the announcement by Seller of its intention to sell the Business (and there may be further disruption to the Business as a result of the execution of this Agreement (including the identity of Purchaser) and the consummation of the transactions contemplated hereby), and Purchaser agrees that any such disruptions do not and shall not constitute a breach of this Section 3.11.

         SECTION 3.12. Compliance with Applicable Laws. (a) To the knowledge of Seller, the Business is in compliance with all Applicable Laws, except for instances of noncompliance that would not reasonably be expected to have a Business Material Adverse Effect. This Section 3.12(a) does not relate to matters with respect to Taxes, which are the subject of Section 3.09, or to environmental matters, which are the subject of Section 3.12(b).

         (b) Except as set forth in Schedule 3.12(b), and except for any matter that would not reasonably be expected to have a Business Material Adverse Effect, to the knowledge of Seller (i) Seller and the Seller Affiliates conduct the Business in substantial compliance with all Applicable Laws relating to protection of the environment ("Environmental Laws") and (ii) there are no pending Proceedings against Seller or any of the Seller Affiliates alleging that the Business is in violation of any Environmental Law.

         SECTION 3.13. Transferred Inventory. Except as reflected or reserved against in the Statement prepared in accordance with Section 2.03, at the Closing, the Transferred Inventory will be items of a quality which is of a reasonable quantity based on current and anticipated sales and is useable or saleable (subject to any "best before" or other applicable expiry dates) by the Business in the ordinary course of business.

         SECTION 3.14. Product Returns. To the knowledge of Seller, neither the Seller nor any of the Seller Affiliates has entered into any agreement with any of the Business's customers for the return of non-conforming unsold Products other than returns in the ordinary course of business.

         SECTION 3.15. No Knowledge of Misrepresentations or Omissions. Seller does not have any knowledge that any of the representations and warranties of Purchaser made in this Agreement are not true and correct in all material respects.

                                   ARTICLE IV

                   Representations and Warranties of Purchaser

         Purchaser hereby represents and warrants to Seller as follows:

         SECTION 4.01. Organization and Standing. Each of Purchaser and each of the Guarantors is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the Acquisition (a "Purchaser Material Adverse Effect").

         SECTION 4.02. Authority; Execution and Delivery; Enforceability. Each of Purchaser and each of the Guarantors has full corporate power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party (and, in the case of the Guarantors, the Guarantee) and to consummate the Acquisition and the other transactions contemplated hereby and thereby. Each of Purchaser and each of the Guarantors has taken all corporate action required by its organizational documents to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party (and, in the case of the Guarantors, the Guarantee) and to authorize the consummation of the Acquisition and the other transactions contemplated hereby and thereby. Each of Purchaser and each of the Guarantors has duly executed and delivered this Agreement (and, in the case of the Guarantors, the Guarantee) and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement (and, in the case of the Guarantors, the Guarantee) constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

         SECTION 4.03. No Conflicts or Violations; No Consents or Approvals Required. The execution and delivery by each of Purchaser and each of the Guarantors of this Agreement (and, in the case of the Guarantors, the Guarantee) do not, the execution and delivery by Purchaser of each Ancillary

Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under, or result in the creation of any Lien upon any of the properties or assets of Purchaser, any Guarantor or any of their respective subsidiaries under, any provision of (i) the organizational documents of Purchaser, any Guarantor or any of their respective subsidiaries, (ii) any Contract to which Purchaser, any Guarantor or any of their respective subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Applicable Law applicable to Purchaser, any Guarantor or any of their respective subsidiaries or their respective properties or assets, other than, in the case of clauses (i), (ii) and (iii) above, any such items that would not reasonably be expected to have a Purchaser Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser, the Guarantors or any of their respective subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition other than (A) compliance with and filings under the HSR Act, (B) compliance with and filings and notifications under Environmental Laws, (C) those that may be required solely by reason of Seller's (as opposed to any third party's) participation in the Acquisition and the other transactions contemplated hereby and by the Ancillary Agreements and (D) those the failure of which to obtain or make would not reasonably be expected to have a Purchaser Material Adverse Effect.

         SECTION 4.04. Proceedings. There are not any (a) outstanding Judgments against Purchaser, any Guarantor or any of their respective subsidiaries, (b) Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser, any Guarantor or any of their respective subsidiaries or (c) investigations by any Governmental Entity that are pending or threatened against Purchaser, any Guarantor or any of their respective subsidiaries that, in any such case, would reasonably be expected to have a Purchaser Material Adverse Effect.

         SECTION 4.05. Availability of Funds. Purchaser has (or at the Closing will have) cash available sufficient to enable it to consummate the Acquisition and the other transactions contemplated by this Agreement.

         SECTION 4.06. No Knowledge of Misrepresentations or Omissions. Purchaser does not have any knowledge that any of the representations and warranties of Seller made in this Agreement are not true and correct in all material respects. Purchaser does not have any knowledge of any material errors in, or material omissions from, any Schedule.

                                    ARTICLE V

                                    Covenants

         SECTION 5.01. Covenants Relating to Conduct of the Business. (a) Except for matters (x) set forth in Schedule 5.01, (y) expressly agreed to by Purchaser or (z) otherwise contemplated by the terms of this Agreement, from the date of this Agreement to the Closing Date, Seller shall, and shall cause the Seller Affiliates to, conduct the Business in all material respects in the ordinary course in a manner substantially consistent with past practice and, to the extent consistent therewith, use commercially reasonable efforts to preserve the material business relationships with customers, suppliers, distributors and others with whom Seller and the Seller Affiliates deal with in connection with the conduct of the Business in the ordinary course of business. Notwithstanding the foregoing, Purchaser acknowledges and agrees that relationships with Seller and certain of its affiliates providing services to the Business will terminate as of the Closing as contemplated in Section 10.04 and that such termination shall not constitute a breach of this Agreement. In addition, except as set forth in Schedule 5.01 or otherwise contemplated by the terms of this Agreement, Seller shall not, and shall not cause any of the Seller Affiliates to, do any of the following in connection with the Business without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed):

         (i) subject any of the Transferred Assets to any Lien of any nature whatsoever that would have been required to be set forth in Schedule
         3.05 if existing on the date of this Agreement;

         (ii) waive any claims or rights of material value that relate primarily to the Business;

         (iii) sell, lease, license or otherwise dispose of any Transferred Asset that is material to the Business, except (A) Inventory and obsolete or excess Equipment sold or disposed of in the ordinary course of business and (B) leases entered into in the ordinary course of business with aggregate annual lease payments not in excess of $100,000; or

         (iv) agree, whether in writing or otherwise, to do any of the foregoing.

         (b) Seller shall use its best efforts to keep, or to cause to be kept, all insurance policies currently maintained with respect to the Transferred Assets (the "Seller Insurance Policies"), or suitable replacements therefor, in full force and effect through the close of business on the Closing Date; it being understood that any and all Seller Insurance Policies are owned and maintained by Seller and its affiliates (and do not exclusively relate to the Business). Purchaser will not have any rights under the Seller Insurance Policies from and after the Closing Date.

         SECTION 5.02. Access to Information. Seller shall, and shall cause the Seller Affiliates to, afford to Purchaser and its accountants, counsel and other representatives reasonable access, upon reasonable prior notice during normal business hours during the period prior to the Closing, to (i) personnel engaged primarily in the conduct of the Business and (ii) properties, books, Contracts, commitments and records relating exclusively to the Business (other than the Excluded Assets and the personnel engaged in the conduct of the Business) including Product cost sheets, price lists and Product lists by SKU and location, in each case for the Business outside the United States, Canada and Puerto Rico, similar to the Product cost sheets, price lists and Product lists by SKU and location for the Business inside the United States, Canada and Puerto Rico previously provided to Purchaser; provided, however, that in each case such access does not unreasonably disrupt the normal operations of Seller or any of the Seller Affiliates relating to the Business. Nothing contained in this
Section 5.02 shall obligate Seller or any of its affiliates to breach any duty of confidentiality owed to any person whether such duty arises contractually, statutorily or otherwise.

         SECTION 5.03. Confidentiality. (a) Purchaser acknowledges that the information being provided to it in connection with the Acquisition and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Purchaser and Unilever United States, Inc. (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference.

Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Business (other than the Excluded Assets and the personnel engaged in the conduct of the Business); provided, however, that Purchaser acknowledges that any and all other information provided to it by Seller or Seller's representatives concerning Seller and its affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

         (b) Notwithstanding anything in this Agreement to the contrary, each party hereto (and each employee, representative or other agent of any party) may disclose to any and all persons, without limitation of any kind, the U.S. Federal income tax treatment and U.S. Federal income tax structure of any and all transaction(s) contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any party (or to any employee, representative or other agent of any such party) relating to such tax treatment or tax structure; provided, however, the treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Agreement.

         SECTION 5.04. Best Efforts. (a) On the terms and subject to the conditions of this Agreement, each of Seller and Purchaser shall use its best efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing. Each of Seller and Purchaser shall not, and shall not permit any of their respective affiliates to, take any actions that would, or that could reasonably be expected to, result in any of the conditions set forth in Article VI not being satisfied.

         (b) Each of Seller and Purchaser shall as promptly as practicable, but in no event later than five business days following the execution and delivery of this Agreement, (i) file or cause to be filed with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act and (ii) make such other filings as are necessary in other jurisdictions in order to comply with all Applicable Laws relating to competition and shall promptly provide any supplemental information requested by applicable Governmental

Entities relating thereto. Any such filing, notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act or such other Applicable Law. Each of Seller and Purchaser shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act or such other Applicable Law. Each of Seller and Purchaser shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ and any other applicable Governmental Entity and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act or such other Applicable Law. Any such supplemental information shall be in substantial compliance with the requirements of the HSR Act or such other Applicable Law. Each party shall use its best efforts to obtain any clearance required under the HSR Act or such other Applicable Law for the consummation of the transactions contemplated by this Agreement.

         SECTION 5.05. Brokers or Finders. Each of Purchaser and Seller represents, as to itself and its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except, as to Seller, Morgan Stanley & Co. Incorporated, whose fees and expenses will be paid by Seller.

                                   ARTICLE VI

                              Conditions to Closing

         SECTION 6.01. Conditions to Each Party's Obligation. The obligation of Purchaser to purchase and pay for the Transferred Assets and the obligation of Seller to, or to cause the Seller Affiliates to, sell, transfer, assign and deliver the Transferred Assets to Purchaser is subject to the satisfaction (or waiver by Purchaser and Seller) on or prior to the Closing Date of the following conditions:

         (a) Governmental Approvals. The waiting period under the HSR Act shall have expired or been terminated. All other material Consents of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity legally required for the consummation of the Acquisition shall have been obtained or filed or shall have occurred.

         (b) No Injunctions or Restraints. No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect; provided, however, that each of the parties shall have used its best efforts (as required by Section 5.04) to prevent the occurrence or entry of any such legal restraint and to remove or appeal as promptly as possible any such legal restraint.

         SECTION 6.02. Conditions to Obligation of Purchaser. The obligation of Purchaser to purchase and pay for the Transferred Assets is subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), in each case except for breaches as to matters that would not reasonably be expected to have a Business Material Adverse Effect.

         (b) Performance of Obligations of Seller. Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing.

         (c) Excluded Patents and Technology License. Seller shall have duly executed and delivered the Excluded Patents and Technology License.

         SECTION 6.03. Conditions to Obligation of Seller. The obligation of Seller to, or to cause the Seller Affiliates to, sell, transfer, assign and deliver the Transferred Assets is subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Purchaser made in this

Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), in each case except for breaches as to matters that would not reasonably be expected to have a Purchaser Material Adverse Effect.

         (b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing.

         SECTION 6.04. Frustration of Closing Conditions. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to act in good faith or to use its best efforts to cause the Closing to occur, as required by
Section 5.04.

                                  ARTICLE VII

                       Termination; Effect of Termination

         SECTION 7.01. Termination. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

         (i) by mutual written consent of Seller and Purchaser;

         (ii) by Seller, if any of the conditions set forth in Section 6.01 or
    6.03 shall have become incapable of fulfillment, and shall not have been waived by Seller;

         (iii) by Purchaser, if any of the conditions set forth in Section 6.01 or 6.02 shall have become incapable of fulfillment, and shall not have been waived by Purchaser; or

         (iv) by Seller or Purchaser, if the Closing does not occur on or prior to February 1, 2004;

provided, however, that the party seeking termination pursuant to clause (ii),
(iii) or (iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

         (b) In the event of termination by Seller or Purchaser pursuant to this
Section 7.01, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

         (i) Purchaser shall, and shall cause each of its directors, officers, employees, agents, representatives and advisors to, return to Seller all documents and other material received from Seller or any of its affiliates relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof; and

         (ii) all confidential information received by Purchaser, its directors, officers, employees, agents, representatives or advisors with respect to the businesses of Seller and its affiliates (including with respect to the Business) shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

         SECTION 7.02. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 7.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.03 relating to the obligation of Purchaser to keep confidential certain information and data obtained by it from Seller or Seller's representatives, (ii) Section 11.03 relating to certain expenses, (iii) Section 5.05 relating to finder's fees and broker's fees, (iv)
Section 7.01 and this Section 7.02 and (v) Section 10.01 relating to publicity. Nothing in this Section 8.02 shall be deemed to release any party from any liability for any breach by such party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                  ARTICLE VIII

                                 Indemnification

                  SECTION 8.01. Indemnification by Seller. Subject to the limitations set forth in Section 8.04, from and after the Closing, Seller shall indemnify, defend and hold harmless Purchaser and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the "Purchaser Indemnitees") from and against any and all claims, losses, damages, liabilities, obligations or expenses, including reasonable third-party legal fees and expenses (collectively, "Losses"), to the extent arising or resulting from any of the following:

                  (i) any breach of any representation or warranty of Seller contained in this Agreement;

                  (ii) any breach of any covenant of Seller contained in this Agreement;

                  (iii) any Retained Liability; and

                  (iv) any fees, expenses or other payments incurred or owed by Seller to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transactions contemplated by this Agreement.

                  SECTION 8.02. Indemnification by Purchaser. From and after the Closing, Purchaser shall indemnify, defend and hold harmless Seller and each of its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the "Seller Indemnitees") from and against any and all Losses, to the extent arising or resulting from any of the following:

                  (i) any breach of any representation or warranty of Purchaser contained in this Agreement;

                  (ii) any breach of any covenant of Purchaser contained in this Agreement;

                  (iii) any Assumed Liability; and

                  (iv) any fees, expenses or other payments incurred or owed by Purchaser or its affiliates to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transactions contemplated by this Agreement.

                  SECTION 8.03. Indemnification Procedures. (a) Procedures Relating to Indemnification of Third Party Claims. If any party (the "Indemnified Party") receives written notice of the commencement of any action or proceeding or the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought under Section
8.01 or 8.02 (a "Third Party Claim"), and such Indemnified Party intends to seek indemnity pursuant to this Article VIII, the Indemnified Party shall promptly provide the other party (the "Indemnifying Party") with written notice of such Third Party Claim, stating the nature, basis and the amount thereof, to the extent known, along with copies of the relevant documents evidencing such Third Party Claim and the basis for indemnification sought. Failure of the Indemnified Party to give such notice will not relieve the Indemnifying Party from liability on account of this indemnification, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party will have 60 days from receipt of any such notice of a Third Party Claim to give notice to assume the defense thereof. If notice to the effect set forth in the immediately preceding sentence is given by the Indemnifying Party, the Indemnifying Party will have the right to assume the defense of the Indemnified Party against the Third Party Claim with counsel of its choice. So long as the Indemnifying Party has assumed the defense of the Third Party Claim in accordance herewith, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party and
(iii) the Indemnifying Party will not (A) admit to any wrongdoing or (B) consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim to the extent such judgment or settlement provides for equitable relief, in each case, without the prior written consent of the Indemnified Party (such written consent will not be withheld or delayed unreasonably). The parties will use reasonable best efforts to minimize Losses from Third Party Claims and will act in good faith in responding to, defending against, settling or otherwise dealing with such claims. The parties will also cooperate in any such defense and give each other reasonable access to all information relevant thereto. Whether or not the Indemnifying Party has assumed the defense, such Indemnifying Party will not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into or any judgment that was consented to without the Indemnifying Party's prior written consent.

                  (b) Procedures for Non-Third Party Claims. The Indemnified Party will notify the Indemnifying Party in writing promptly of its discovery of any matter that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, giving rise to the claim of indemnity pursuant hereto. The failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from liability on account of this indemnification, except only to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party will have 60 days from receipt of any such notice to give notice of dispute of the claim to the Indemnified Party. The Indemnified Party will reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation will include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

                  SECTION 8.04. Limitations on Indemnification. (a) Notwithstanding the foregoing provisions of this Article VIII, (i) Seller shall not be responsible, pursuant to Section 8.01(i) or (ii), for any indemnifiable Losses suffered by any Purchaser Indemnitee arising out of a breach of any representation, warranty or covenant of Seller herein unless a claim therefor is asserted in writing within one year after the Closing Date, failing which such claim shall be waived and extinguished, (ii) Seller shall not be liable, pursuant to Section 8.01(i) or (ii), for (x) any Losses suffered by any Purchaser Indemnitee unless the aggregate of all Losses suffered by the Purchaser Indemnitees exceeds, on a cumulative basis, an amount equal to $550,000, and then only to the extent of any such excess or (y) any individual items where the Loss relating thereto is less than $10,000 and such items shall not be aggregated for purposes of the immediately preceding clause (x), (iii) the aggregate liability of Seller hereunder, pursuant to Section 8.01(i) or
(ii), for Losses
suffered by the Purchaser Indemnitees shall in no event exceed $27,500,000, provided, however, that if a Purchaser Indemnitee shall suffer any indemnifiable Loss arising out of a breach of the representations and warranties contained in
Section 3.05 or the second sentence of Section 3.06(a) that would cause the foregoing limitation in this clause (iii) to be exceeded, Seller shall be liable for such Loss so long as, and only to the extent that, the amount of such Loss and all prior Losses that have been paid by Seller, shall not exceed $55,000,000 (in the event that the amount of such Loss would cause the foregoing limitation in this proviso to clause (iii) to be exceeded, Seller's liability with respect to such Loss shall be limited to the portion of such Loss which would not cause such limitation to be exceeded), (iv) Seller shall not have any liability pursuant to Section 8.01(i) for any breach if Purchaser had knowledge of such breach as of the date of this Agreement and (v) neither party hereto shall be liable to the other for indirect, special, incidental, consequential or punitive damages claimed by such other party resulting from such first party's breach of its representations, warranties or covenants hereunder. In no event shall Seller be obligated to indemnify the Purchaser Indemnitees or any other person with respect to any matter to the extent that such matter was taken into account in the calculation of the adjustment to the Closing Date Payment, if any, pursuant to Section 2.03(c).

                  (b) Purchaser acknowledges that it and its representatives have received or been afforded the opportunity to review prior to the date of this Agreement all written materials which Seller was required to deliver or make available, as the case may be, to Purchaser pursuant to this Agreement on or prior to the date of this Agreement. Purchaser acknowledges that it and its representatives have been permitted full and complete access to the books and records, facilities, Equipment, Tax Returns, Contracts and other properties and assets of the Business that it and its representatives have desired or requested to see and/or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of Seller and its affiliates to discuss the Business and the Transferred Assets. Purchaser further acknowledges and agrees that, (i) other than the representations and warranties of Seller specifically contained in Article III of this Agreement, none of Seller, any of its affiliates or any other person has made any representation or warranty either expressed or implied (A) with respect to the Business, the Transferred Assets, the Assumed Liabilities or the transactions contemplated hereby or

(B) as to the accuracy or completeness of any information regarding the Business, the Transferred Assets, the Assumed Liabilities or the transactions contemplated hereby furnished or made available to Purchaser and its representatives and (ii) Purchaser shall have no claim or right to indemnification pursuant to this Article VIII and none of Seller, any of its affiliates or any other person shall have or be subject to any liability to Purchaser or any other person with respect to any information, documents or materials furnished by Seller, any of its affiliates or any of their respective officers, directors, employees, agents or advisors to Purchaser, including the Confidential Memorandum dated March 2003 prepared by Morgan Stanley & Co. Incorporated and any information, documents or material made available to Purchaser and its representatives in certain "data rooms", management presentations or any other form in expectation of the transactions contemplated hereby (it being understood that this clause (ii) does not supersede or otherwise affect the representations and warranties of Seller specifically contained in Article III of this Agreement). Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that Seller does not make any representations or warranties relating to the maintenance, repair, condition, design, performance or marketability of any Transferred Asset, including merchantability or fitness for a particular purpose. Purchaser acknowledges and agrees that it shall obtain rights in the Transferred Assets in their present condition and state of repair, "as is" and "where is".

                  (c) Purchaser further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, the Business, the Transferred Assets, the Excluded Assets, the Assumed Liabilities, the Retained Liabilities or the transactions contemplated hereby (other than (i) a claim for payment due pursuant to Section 2.03(c) or (ii) claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, Purchaser hereby waives, from and after the Closing, any and all rights, claims and causes of action (other than (i) a claim for payment due pursuant to Section 2.03(c) or (ii) claims of, or causes of action arising from, fraud) Purchaser or any other Purchaser Indemnitee may have against Seller or any of its affiliates or any of their respective directors, officers and employees arising under or based upon any Federal, state, provincial, local or foreign statute, law, ordinance, rule or regulation or otherwise

(except pursuant to the indemnification provisions set forth in this Article
VIII).

                  SECTION 8.05. Calculation of Indemnity Payments. The amount of any Loss for which indemnification is provided under this Article VIII shall be net of any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such Loss and shall be (a) increased to take account of any net Tax cost actually incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (b) reduced to take account of any net Tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such indemnified amount. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified amount.

                  SECTION 8.06. Tax Treatment of Indemnification. For all Tax purposes, Purchaser and Seller agree to treat (and shall cause each of their respective affiliates to treat) any indemnity payment under this Agreement as an adjustment to the Final Purchase Price unless a final determination (which shall include the execution of an IRS Form 870-AD or successor form) provides otherwise.

                                   ARTICLE IX

                                   Tax Matters

                  SECTION 9.01. Tax Matters. (a) Purchase Price Allocations. (i) At least seven (7) calendar days prior to the Closing Date, Purchaser shall provide Seller with an estimate of the allocation of the total consideration (including liabilities assumed) among the Transferred Assets, with a single number for all of the Transferred Assets of each of Seller and each of the Seller Affiliates. This estimate will be consistent with the amount described in the third sentence of Section 9.01(a)(ii) and will be used at the Closing. If Seller does not agree with such estimate, Seller and Purchaser shall use good faith efforts to agree on an estimate prior to the Closing Date. If the parties cannot agree on such estimate prior to the Closing Date, Purchaser's estimate shall be used for allocating the total consideration pursuant to this Agreement at the Closing.

(ii) Without regard to the estimate determined pursuant to Section 9.01(a)(i), within 60 calendar days of the determination of the Final Purchase Price, Purchaser shall provide Seller a proposed allocation (the "Allocation") of the total consideration (including liabilities assumed) among the Transferred Assets, as well as with a single amount for all of the Transferred Assets of each of Seller and each of the Seller Affiliates. The Allocation will be supported by a valuation report from a nationally recognized appraiser. However, the amount allocated to the inventory of Unilever Canada Inc. will not exceed 100% of the book value of such inventory. The Allocation Statement shall become final and binding 20 calendar days after Purchaser provides the Allocation to Seller, unless Seller objects on the grounds that there is no reasonable basis for the Allocation (in which case, Seller shall propose an allocation). If the parties cannot agree on the Allocation, the parties shall jointly appoint an Independent Expert to resolve the matter.

                  (iii) Seller (and its affiliates) and Purchaser (and its affiliates) agree to file all Tax Returns consistent with the final versions of the allocations and forms described in this Section 9.01.

                  (b) Transfer Taxes. (i) Seller and Purchaser shall cooperate in timely making all filings, returns, reports and forms as may be required in connection with Purchaser's payment of Transfer Taxes. Each party shall execute and deliver all instruments and certificates reasonably necessary to enable the other to comply with any filing requirements relating to any such Transfer Taxes.

                  (ii) Purchaser shall pay all Transfer Taxes; provided, however, that each of Seller and each of the Seller Affiliates shall use reasonable efforts to avail itself of any available exemptions from any such Transfer Taxes, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemption.

                  (c) Purchaser, Seller and each of the Seller Affiliates agree to provide each other with such information and assistance as is reasonably necessary, including access to records and personnel, for the preparation of any Tax Returns or for the defense of any Tax claim or assessment, whether in connection with an audit or otherwise.

                  (d) Seller shall furnish to Purchaser on or prior to the Closing Date a certificate of its non-foreign status complying with the provisions of United States Treasury Regulation Section 1.1445-2(b).

                                    ARTICLE X

                              Additional Agreements

                  SECTION 10.01. Publicity. From the date of this Agreement through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of the parties may make internal announcements to their respective employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby.

                  SECTION 10.02. No Use of Certain Names. Purchaser shall, and shall cause the Business, promptly, and in any event (a) within 90 days after the Closing, to revise print advertising, Product labeling and all other information or other materials, including any internet or other electronic communications vehicles, to delete all references to the Names and (b) within 45 days after the Closing, to change signage and stationery and otherwise discontinue use of the Names; provided, however, that (A) for a period of 90 days after the Closing Date Purchaser may continue to distribute product literature relating to the Business that uses any Names and distribute Products with labeling that uses any Names to the extent that such product literature and labeling exists on the Closing Date and (B) so long as Purchaser is using its best efforts to delete the name "Faberge" from Product labeling, Purchaser may continue to distribute Products outside the United States, Canada and Puerto Rico with labeling that includes the name "Faberge" for a period not to exceed 12 months following the Closing Date. In no event shall Purchaser or the Business use any Names after the Closing in any manner or for any purpose different from the use of such Names by Seller and the Seller Affiliates during the 90-day period preceding the Closing. With respect to the Transferred Inventory, Purchaser may continue to sell such Transferred Inventory, notwithstanding that it bears one or more of the Names, for a reasonable time after the Closing (not to exceed 90 days). Promptly after the Closing, Purchaser shall, and shall cause the Business to, file applications to amend or terminate any certificate of assumed name or d/b/a filings so as to eliminate the right of Purchaser and the Business to use the Names. "Names" means "Unilever", "Bestfoods", "Unilever Bestfoods", "Unilever Home & Personal Care", "Faberge", "Chesebrough-Pond's", "Lever Brothers" and "Lever Ponds" and any variations and derivatives thereof and any other logos or trademarks of Seller or its affiliates not included in
Schedule 1.02(a)(iv) or (v).

                  SECTION 10.03. Support Services. Purchaser acknowledges that as of the Closing Date, neither Seller nor any of its affiliates shall have any obligation to provide any support or other services to Purchaser relating to the Business other than those services expressly required to be provided pursuant to the manufacturing agreement in the form attached hereto as Exhibit B (the "Manufacturing Agreement") and the transitional services agreement in the form attached hereto as Exhibit C (the "Transitional Services Agreement"), each of which agreements shall be entered into by Seller and Purchaser as of the Closing Date.

                  SECTION 10.04. Post-Closing Information. (a) Following the Closing, upon reasonable written notice to Purchaser, Purchaser shall afford or cause to be afforded to Seller and its affiliates reasonable access to the personnel, properties, books, Contracts, commitments and records relating to the Business for any reasonable business purpose, including in respect of litigation, insurance matters and financial reporting of Seller and its affiliates.

                  (b) Following the Closing, upon reasonable written notice to Seller, Seller shall, or shall cause the Seller Affiliates to, afford to Purchaser and its affiliates reasonable access to Seller's or the Seller Affiliates' personnel, properties, books, Contracts, commitments and records primarily relating to the Business for any reasonable business purpose, including in respect of litigation, insurance matters and financial reporting of Purchaser and its affiliates; provided, however, that such access does not unreasonably disrupt the normal operations of Seller or any of its affiliates. Nothing contained in this Section 10.05 shall oblige Seller or any of its affiliates to breach any duty of confidentiality owed to any person whether such duty arises contractually, statutorily or otherwise.

                  SECTION 10.05. Records. Purchaser recognizes that certain records may contain information relating to subsidiaries, divisions or businesses of Seller and its affiliates other than the Business and that Seller and its affiliates may retain copies thereof.

                  SECTION 10.06. Bulk Transfer Laws. Purchaser hereby waives compliance by Seller and the Seller Affiliates with the provisions of any so-called "bulk transfer laws" of any jurisdiction in connection with the sale of the Transferred Assets to Purchaser.

                  SECTION 10.07. Refunds and Remittances. After the Closing, if Seller or any of its affiliates receive any refund or other amount which is a Transferred Asset or is otherwise properly due and owing to Purchaser in accordance with the terms of this Agreement, Seller promptly shall remit, or shall cause to be remitted, such amount to Purchaser at the address set forth in
Section 11.04. After the Closing, if Purchaser or any of its affiliates receive any refund or other amount which is an Excluded Asset or is otherwise properly due and owing to Seller or any of its affiliates in accordance with the terms of this Agreement, Purchaser promptly shall remit, or shall cause to be remitted, such amount to Seller at the address set forth in Section 11.04. After the Closing, if Purchaser or any of its affiliates receive any refund or other amount which is related to claims (including workers' compensation), litigation, insurance or other matters for which Seller is responsible hereunder, and which amount is not a Transferred Asset, or is otherwise properly due and owing to Seller in accordance with the terms of this Agreement, Purchaser promptly shall remit, or cause to be remitted, such amount to Seller at the address set forth in Section 11.04. After the Closing, if Seller or any of its affiliates receive any refund or other amount which is related to claims, litigation, insurance or other matters for which Purchaser is responsible hereunder, and which amount is not an Excluded Asset, or is otherwise properly due and owing to Purchaser in accordance with the terms of this Agreement, Seller promptly shall remit, or cause to be remitted, such amount to Purchaser at the address set forth in
Section 11.04.

                                   ARTICLE XI

                                  Miscellaneous

                  SECTION 11.01. Assignment. Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by any of the parties hereto without the prior written consent of the other party hereto, except that (a) Purchaser may assign its right to purchase the Transferred Assets hereunder to any of its wholly owned subsidiaries or Idelle Labs, Ltd., a Texas Limited Partnership, without the prior written consent of Seller and (b) Seller may assign any rights and obligations hereunder to any of its affiliates, including Unilever United States, Inc., Unilever N.V., Unilever PLC and direct and indirect subsidiaries of any of them (collectively with the Seller, the "Unilever Entities") without the prior written consent of Purchaser. Notwithstanding the foregoing, each of Seller and Purchaser shall remain liable for all of their respective obligations under this Agreement. Subject to the first sentence of this Section 11.01, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section
11.01 shall be void.

                  SECTION 11.02. No Third-Party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                  SECTION 11.03. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided herein each of the parties hereto shall be responsible for the payment of its own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of its respective obligations pursuant to this Agreement and the Ancillary Agreements including the fees of any attorneys, accountants, brokers or advisors employed or retained by or on behalf of such party. Purchaser and Seller shall each pay half of any filing fee required under the HSR Act.

                  SECTION 11.04. Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient, and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

                  (i)      if to Seller,

                           Conopco, Inc.
                           c/o Unilever United States, Inc.
                           390 Park Avenue
                           New York, NY 10022
                           Attention:  General Counsel
                           Facsimile:  (212) 688-3411

         with a copy to:

                           Cravath, Swaine & Moore LLP
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019-7475

                           Attention: Mark I. Greene
                           Facsimile: (212) 474-3700

                  (ii)     if to Purchaser,

                           Helen of Troy Limited
                           Whitepark House
                           White Park Road
                           P.O. Box 836E
                           Bridgetown, Barbados


                           Attention: Chairman of the Board, CEO & President

         with a copy to:

                           Helen of Troy Texas Corporation
                           1 Helen of Troy Plaza
                           El Paso, TX 79912

                           Attention: General Counsel
                           Facsimile: (915) 225-8081


                  (iii)    if to the Guarantors,

                           Helen of Troy Texas Corporation
                           1 Helen of Troy Plaza
                           El Paso, TX 79912


                           Attention:  Chairman of the Board, CEO & President
                           Facsimile: (915) 225-8001


                           Helen of Troy Limited
                           Clarendon House
                           Church Street
                           Hamilton, HMCS, Bermuda


                           Attention:  Chairman of the Board, CEO & President



in the case of each Guarantor, with a copy to

                           Helen of Troy Texas Corporation
                           1 Helen of Troy Plaza
                           El Paso, TX 79912


                           Attention: General Counsel
                           Facsimile: (915) 225-8081


or to such other address(es) as shall be furnished in writing by any such party to the other party hereto in accordance with the provisions of this Section 11.04.

                  SECTION 11.05. Headings; Certain Definitions. (a) The descriptive headings of the several Articles and Sections of this Agreement and the Disclosure Schedule to this Agreement and the Table of Contents to this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections", "Exhibits" or "Schedules" shall be deemed to be references to Articles or Sections hereof or Exhibits or Schedules hereto unless otherwise indicated.

                  (b) For all purposes hereof:

                  "affiliate" of any party means any person or entity controlling, controlled by or under common control with such party and, in the case of Seller, shall include Unilever N.V., Unilever PLC or any entity a majority of the voting shares of which is owned directly or indirectly by Unilever N.V. or Unilever PLC or both of them together (including the Seller Affiliates).

                  "Americas" means all countries, territories and possessions in North America and South America (including all countries, territories and possessions in Central America and the Caribbean region), except for the Republic of Cuba.

                  "business day" shall refer to a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in New York City.

                  "Business" means the business of marketing, distributing and selling the Products in the Americas as such business is currently conducted by Seller and the Seller Affiliates.

                  "Business Material Adverse Effect" means a material adverse effect (i) on the financial condition or results of operations of the Business or (ii) on the ability of Seller to consummate the Acquisition. For purposes of this Agreement, "Business Material Adverse Effect" shall exclude any effects to the extent resulting from (A) changes in the United States or foreign economies in general, (B) changes in industries relating to the Business in general and not specifically relating to the Business, (C) the announcement by Seller of its intention to sell the Business or (D) the execution of this Agreement (including the identity of Purchaser) or any of the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

                  "$" means United States dollars.

                  "including" means including, without limitation.

                  "knowledge of Seller" means the actual knowledge of Stan Cook, Joe LanFranco, John Coyle, Mary Lane and Tom Waleski.

                  "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

                  "Products" means Brut Brand products currently held for sale by Seller or a Seller Affiliate, including those products represented by the SKUs set forth in Schedule 11.05(b).

                  "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such first person.

                  SECTION 11.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person or by facsimile, receipt acknowledged, to the other party hereto.

                  SECTION 11.07. Integrated Contract; Exhibits and Schedules. This Agreement, including the Schedules (and the Introduction thereto) and Exhibits hereto, any written amendments to the foregoing satisfying the requirements of Section 11.13 hereof, the Guarantee, the Confidentiality Agreement and the Ancillary Agreements, including the schedules, exhibits and annexes thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings between the parties with respect to such matters. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions contemplated by this Agreement, the Guarantee, the Confidentiality Agreement or the Ancillary Agreements other than those set forth herein or therein or in any other document required to be executed and delivered hereunder or thereunder. In the event of any conflict between the provisions of this Agreement (including the Schedules (and the Introduction thereto) and Exhibits hereto), on the one hand, and the provisions of the Confidentiality Agreement or the Ancillary Agreements (including the schedules and exhibits thereto), on the other hand, the provisions of this Agreement shall control.

                  SECTION 11.08. Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  SECTION 11.09. Governing Law. This Agreement, the Guarantee and any disputes arising under or related thereto (whether for breach of contract, tortious conduct or otherwise) shall be governed and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles (other than Section 5-1401 of the General Obligations Law of the State of New York).

                  SECTION 11.10. Jurisdiction. Each party and each Guarantor irrevocably agrees that any legal action, suit or proceeding against them arising out of or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the United States District Court for the Southern District of New York, or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the aforesaid courts in personam, with respect to any such action, suit or proceeding.

                  SECTION 11.11. Service of Process. Each party and each Guarantor agrees that service of any process, summons, notice or document by U.S. registered mail to such party's or such Guarantor's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters for which it has submitted to jurisdiction pursuant to Section 11.10.

                  SECTION 11.12. Waiver of Jury Trial. Each party and each Guarantor hereby waives to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Guarantee or the transactions contemplated hereby or thereby or disputes relating hereto or thereto. Each party and each Guarantor (a) certifies that no representative, agent or attorney of any other party or Guarantor has represented, expressly or otherwise, that such other party or Guarantor would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party hereto and the Guarantors have been induced to enter into this Agreement and the Guarantee by, among other things, the mutual waivers and certifications in this Section 11.12.

                  SECTION 11.13. Amendments. This Agreement may be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

                  IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first written above.

                                              CONOPCO, INC., as Seller,

                                               by /S/ Mart Laius
                                                  ------------------------------
                                                  Name:  Mart Laius
                                                  Title: Vice President


                                              HELEN OF TROY LIMITED
                                              (Barbados), as Purchaser,

                                               by /S/ Gerald Rubin
                                                  ------------------------------
                                                  Name:  Gerald Rubin
                                                  Title: Chairman,CEO,
                                                         & President

                  Each Guarantor unconditionally guarantees, jointly with the other Guarantor and severally, as a primary obligor and not merely as a surety, all obligations of Purchaser under this Agreement including all monetary obligations, indemnities, performance obligations and liabilities of Purchaser hereunder (the "Guarantee"). Each Guarantor acknowledges that it has reviewed this Agreement in its entirety and confirms its agreement with the provisions contained in Sections 11.09, 11.10, 11.11 and 11.12.

                                             HELEN OF TROY LIMITED
                                             (Bermuda), as Parent Guarantor,

                                              by /S/ Gerald Rubin
                                                 -------------------------------
                                                 Name:  Gerald Rubin
                                                 Title: Chairman, CEO,
                                                        & President

                                             HELEN OF TROY TEXAS CORPORATION,
                                             as Subsidiary Guarantor,

                                              by /S/ Mart Laius
                                                 -------------------------------
                                                 Name:  Mart Laius
                                                 Title: Vice President